Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in Registration Statement on Form S-3 (File No. 333-186338) of Carnival plc, of our report dated January 29, 2015 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in the Annual Report to Shareholders, which is incorporated in the joint Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP
Miami, Florida
July 1, 2015